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                                                                    Exhibit 99.4

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

       UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                         MangoSoft,    MangoSoft        Pro Forma          Pro Forma
                                                            Inc.      Corporation      Adjustments          Combined
                                                            ----      -----------      -----------          --------
Revenues                                                  $     --    $    245,406      $       --        $    245,406
Cost of revenues                                                --          91,529              --              91,529
                                                          --------    ------------      ----------        ------------
     Gross margin                                               --         153,877              --             153,877

Costs and expenses:
   Research and development                                     --       6,615,558              --           6,615,558
   Selling and marketing                                        --       2,608,190              --           2,608,190
   General and administrative                               27,402       3,388,312            (200) A        3,415,514
   Consulting fees to related parties                           --         647,795              --             647,795
                                                          --------    ------------      ----------        ------------
     Total costs and expenses                               27,402      13,259,855            (200)         13,287,057

Loss from operations                                       (27,402)    (13,105,978)            200         (13,133,180)

Interest income                                                 --         168,498              --             168,498
Interest expense:
   Related parties                                              --         (19,726)         19,726  B               --
   Other parties                                              (274)        (49,507)             --             (49,781)
                                                          --------    ------------      ----------        ------------
     Total interest expense                                   (274)        (69,233)         19,726             (49,781)
Other expense, net                                              --         (67,200)             --             (67,200)
                                                          --------    ------------      ----------        ------------

Net loss (income)                                          (27,676)    (13,073,913)         19,926         (13,081,663)
Accretion of redeemable preferred stock                         --      (2,634,482)      2,634,482  C               --
                                                          --------    ------------      ----------        ------------
Net loss applicable to common stockholders                $(27,676)   $(15,708,395)     $2,654,408        $(13,081,663)
                                                          ========    ============      ==========        ============

Net loss per common share - basic and diluted             $  (0.03)   $     (20.74)                       $      (1.14)
                                                          ========    ============                        ============
Weighted average shares outstanding - basic and
diluted                                                    908,300         757,500                          11,428,073
                                                          ========    ============                        ============

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NOTES TO THE DECEMBER 31, 1998 UNAUDITED PRO FORMA CONDENSED COMBINED INCOME
STATEMENTS

A   To eliminate MangoSoft, Inc.'s amortization of organizational costs.

B To eliminate the related party interest expense as a result of the conversion of related party debt into common stock at the time of the merger.

C To eliminate the accretion of the redeemable convertible preferred stock, which was converted into common shares of MangoSoft, Inc. at the time of the merger.